CONTACT: Mark Kochvar Chief Financial Officer 724.465.4826 mark.kochvar@stbank.com stbancorp.com
FOR IMMEDIATE RELEASE

S&T Bancorp, Inc. Announces Record First Quarter 2021 Net Income

Indiana, Pa. - April 22, 2021 - S&T Bancorp, Inc. (S&T) (NASDAQ: STBA), the holding company for S&T Bank, with operations in five markets including Western Pennsylvania, Eastern Pennsylvania, Northeast Ohio, Central Ohio and Upstate New York, announced record net income of $31.9 million, or $0.81 per diluted share, for the first quarter of 2021 compared to net income of $24.2 million, or $0.62 per diluted share, for the fourth quarter of 2020, and net income of $13.2 million, or $0.34 per diluted share, for the first quarter of 2020.

First Quarter of 2021 Highlights:

•Record net income of $31.9 million.
•Return metrics were strong with return on average assets (ROA) of 1.42%, return on average equity (ROE) of 11.15%, return on average tangible equity (ROTE) (non-GAAP) of 16.78% and pre-tax pre-provision income to average assets (PTPP) (non-GAAP) of 1.89%.
•Net interest margin (FTE) (non-GAAP) increased 9 basis points to 3.47% compared to 3.38% for the fourth quarter of 2020.
•Portfolio loans decreased $42.7 million to $7.2 billion at March 31, 2021 compared to December 31, 2020.
•Deposits increased $455.5 million to $7.9 billion at March 31, 2021 compared to December 31, 2020.
•Mortgage banking revenue increased $1.2 million to $4.3 million for the first quarter of 2021 compared to the fourth quarter of 2020.
•The allowance for credit losses to total portfolio loans was 1.60% at March 31, 2021 compared to 1.63% at December 31, 2020.
•S&T's Board of Directors declared a $0.28 per share dividend which was consistent with the $0.28 per share dividend declared in the same period in the prior year.

"We are pleased to start the year with record quarterly net income and results that reflect what our company is capable of delivering," said David Antolik, president and interim chief executive officer. "We are optimistic about where S&T is headed in 2021, even with the challenging environment, and are well positioned to take advantage of the growth opportunities that will arise."

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S&T Earnings Release -2

Net Interest Income

Net interest income increased $0.8 million to $70.7 million for the first quarter of 2021 compared to $69.9 million for the fourth quarter of 2020. The increase in net interest income was primarily due to a reduction in deposit costs and the increased contribution of Paycheck Protection Program (PPP) loans to net interest income. Total interest-bearing deposit costs decreased 9 basis points to 0.27% as higher cost certificates of deposits matured. The PPP contribution increased by $0.8 million to $5.8 million for the first quarter of 2021 compared to the fourth quarter of 2020 due to more loan forgiveness. This higher PPP contribution increased the loan yield by 7 basis points to 3.96%. Net interest margin on a fully taxable equivalent basis (FTE) (non-GAAP) increased 9 basis points to 3.47% compared to 3.38% in the prior quarter. Excluding PPP, net interest margin (FTE) (non-GAAP) increased 2 basis points to 3.37% compared to 3.35% in the prior quarter.

Asset Quality

Asset quality improved during the first quarter of 2021 compared to the fourth quarter of 2020. The provision for credit losses decreased to $3.1 million for the first quarter of 2021 compared to $7.1 million in the fourth quarter of 2020. Net loan charge-offs were $5.8 million for the first quarter of 2021 compared to $11.2 million in the fourth quarter of 2020. Total nonperforming loans decreased $11.6 million to $135.2 million, or 1.88% of total loans, at March 31, 2021 compared to $146.8 million, or 2.03% of total loans at December 31, 2020. The allowance for credit losses was 1.60% of total portfolio loans as of March 31, 2021 compared to 1.63% at December 31, 2020. Excluding PPP loans, the allowance for credit losses was 1.72% of total portfolio loans at March 31, 2021 compared to 1.74% at December 31, 2020.

Noninterest Income and Expense

Noninterest income increased $1.6 million to $17.2 million in the first quarter of 2021 compared to $15.6 million in the fourth quarter of 2020. Mortgage banking income increased $1.2 million due to higher gains on loans sold and an increase in the mortgage servicing rights valuation. Wealth management income increased $0.5 million due to higher assets under management from market appreciation and an increase in customer activity. Offsetting these increases was a decrease in commercial loan swap income of $0.7 million due to less demand for this product in the current environment.

Noninterest expense decreased $2.9 million to $45.6 million for the first quarter of 2021 compared to $48.5 million in the fourth quarter of 2020. Other expense decreased $1.9 million due to lower loan workout costs in the first quarter of 2021 compared to the fourth quarter of 2020. Marketing expense decreased $0.8 million due to the timing of marketing campaigns. These decreases were offset by an increase of $0.5 million in salaries and employee benefits due to higher incentives and pension costs in the first quarter of 2021 compared to the fourth quarter of 2020.

Financial Condition

Total assets increased $361.1 million to $9.3 billion at March 31, 2021 compared to $9.0 billion at December 31, 2020. Cash increased $441.8 million to $671.4 million at March 31, 2021 compared to December 31, 2020 due to a significant increase in deposits as a result of stimulus programs, the reopening of the PPP and our customer's liquidity preferences. Portfolio loans decreased $42.7 million compared to December 31, 2020 as loan activity continues to be impacted by the COVID-19 pandemic. PPP originations were $190.1 million and PPP forgiveness was $156.5 million during the first quarter of 2021. Deposits increased $455.5 million with a favorable mix of higher deposits across all categories except certificates of deposits. S&T continues to maintain a strong capital position with all capital ratios above the well-capitalized thresholds of federal bank regulatory agencies.
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S&T Earnings Release -3

Dividend

The Board of Directors of S&T declared a $0.28 per share cash dividend on April 19, 2021. This is unchanged from the same period in the prior year. The dividend is payable May 20, 2021 to shareholders of record on May 6, 2021.

Conference Call

S&T will host its first quarter 2021 earnings conference call live over the Internet at 1:00 p.m. ET on Thursday, April 22, 2021. To access the webcast, go to S&T’s webpage at www.stbancorp.com and click on “Events & Presentations.” Select “1st Quarter 2021 Earnings Conference Call” and follow the instructions. After the live presentation, the webcast will be archived on this website for at least 90 days. A replay of the call will also be available until April 29, 2021, by dialing 1.877.481.4010; the Conference ID is 40575.

About S&T Bancorp, Inc. and S&T Bank
S&T Bancorp, Inc. is a $9.3 billion bank holding company that is headquartered in Indiana, Pennsylvania and trades on the NASDAQ Global Select Market under the symbol STBA. Its principal subsidiary, S&T Bank was established in 1902 and operates in five markets including Western Pennsylvania, Eastern Pennsylvania, Northeast Ohio, Central Ohio, and Upstate New York. For more information visit stbancorp.com or stbank.com. Follow us on Facebook, Instagram, and LinkedIn.

This information contains or incorporates statements that we believe are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to our financial condition, results of operations, plans, objectives, outlook for earnings, revenues, expenses, capital and liquidity levels and ratios, asset levels, asset quality, financial position, and other matters regarding or affecting S&T and its future business and operations. Forward-looking statements are typically identified by words or phrases such as “will likely result”, “expect”, “anticipate”, “estimate”, “forecast”, “project”, “intend”, “ believe”, “assume”, “strategy”, “trend”, “plan”, “outlook”, “outcome”, “continue”, “remain”, “potential”, “opportunity”, “comfortable”, “current”, “position”, “maintain”, “sustain”, “seek”, “achieve” and variations of such words and similar expressions, or future or conditional verbs such as will, would, should, could or may. Although we believe the assumptions upon which these forward-looking statements are based are reasonable, any of these assumptions could prove to be inaccurate and the forward-looking statements based on these assumptions could be incorrect. The matters discussed in these forward-looking statements are subject to various risks, uncertainties and other factors that could cause actual results and trends to differ materially from those made, projected, or implied in or by the forward-looking statements depending on a variety of uncertainties or other factors including, but not limited to: credit losses and the credit risk of our commercial and consumer loan products; changes in the level of charge-offs and changes in estimates of the adequacy of the allowance for credit losses; cyber-security concerns; rapid technological developments and changes; operational risks or risk management failures by us or critical third parties, including fraud risk; our ability to manage our reputational risks; sensitivity to the interest rate environment including a prolonged period of low interest rates, a rapid increase in interest rates or a change in the shape of the yield curve; a change in spreads on interest-earning assets and interest-bearing liabilities; the transition from LIBOR as a reference rate; regulatory supervision and oversight, including changes in regulatory capital requirements and our ability to address those requirements; unanticipated changes in our liquidity position; changes in accounting policies, practices, or guidance, for example, our adoption of CECL; legislation affecting the financial services industry as a whole, and S&T, in particular; the outcome of pending and future litigation and governmental proceedings; increasing price and product/service competition; the ability to continue to introduce competitive new products and services on a timely, cost-effective basis; managing our internal growth and acquisitions; the possibility that the anticipated benefits from acquisitions, including DNB, cannot be fully realized in a timely manner or at all, or that integrating the acquired operations will be more difficult, disruptive or costly than anticipated; containing costs and expenses; reliance on significant customer relationships; an interruption or cessation of an important service by a third-party provider; our ability to attract and retain talented executives and employees; our ability to successfully manage our CEO
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S&T Earnings Release -4

transition; general economic or business conditions, including the strength of regional economic conditions in our market area; the duration and severity of the coronavirus (“COVID-19”) pandemic, both in our principal area of operations and nationally, including the ultimate impact of the pandemic on the economy generally and on our operations; our participation in the Paycheck Protection Program; deterioration of the housing market and reduced demand for mortgages; deterioration in the overall macroeconomic conditions or the state of the banking industry that could warrant further analysis of the carrying value of goodwill and could result in an adjustment to its carrying value resulting in a non-cash charge to net income; the stability of our core deposit base and access to contingency funding; re-emergence of turbulence in significant portions of the global financial and real estate markets that could impact our performance, both directly, by affecting our revenues and the value of our assets and liabilities, and indirectly, by affecting the economy generally and access to capital in the amounts, at the times and on the terms required to support our future businesses.

Many of these factors, as well as other factors, are described in our Annual Report on Form 10-K for the year ended December 31, 2020, including Part I, Item 1A-"Risk Factors" and any of our subsequent filings with the SEC. Forward-looking statements are based on beliefs and assumptions using information available at the time the statements are made. We caution you not to unduly rely on forward-looking statements because the assumptions, beliefs, expectations and projections about future events may, and often do, differ materially from actual results. Any forward-looking statement speaks only as to the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect developments occurring after the statement is made.

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S&T Bancorp, Inc.	S&T Earnings Release -	5
Consolidated Selected Financial Data
Unaudited

	2021	2020	2020
	First	Fourth	First
(dollars in thousands, except per share data)	Quarter	Quarter	Quarter
INTEREST AND DIVIDEND INCOME
Loans, including fees	$70,232	$71,148	$82,051
Investment Securities:
Taxable	3,563	3,371	4,215
Tax-exempt	813	851	870
Dividends	173	178	453
Total Interest and Dividend Income	74,781	75,548	87,589

INTEREST EXPENSE
Deposits	3,481	4,795	15,338
Borrowings and junior subordinated debt securities	641	824	2,215
Total Interest Expense	4,122	5,619	17,553

NET INTEREST INCOME	70,659	69,929	70,036
Provision for credit losses	3,137	7,130	20,050
Net Interest Income After Provision for Credit Losses	67,522	62,799	49,986

NONINTEREST INCOME
Net gain on sale of securities	—	—	—
Mortgage banking	4,310	3,100	1,236
Debit and credit card	4,162	3,830	3,482
Service charges on deposit accounts	3,474	3,492	4,008
Wealth management	2,944	2,486	2,362
Commercial loan swap income	95	812	2,484
Other	2,251	1,889	(1,169)
Total Noninterest Income	17,236	15,609	12,403

NONINTEREST EXPENSE
Salaries and employee benefits	23,327	22,789	21,335
Data processing and information technology	4,225	3,835	3,868
Net occupancy	3,827	4,068	3,765
Furniture, equipment and software	2,640	2,904	2,519
Professional services and legal	1,531	1,503	1,048
Other taxes	1,436	1,806	1,600
Marketing	1,322	2,113	1,111
FDIC insurance	1,046	1,372	770
Merger related expenses	—	—	2,342
Other	6,226	8,138	8,033
Total Noninterest Expense	45,580	48,528	46,391
Income Before Taxes	39,178	29,880	15,998
Income tax expense	7,276	5,703	2,767
Net Income	$31,902	$24,177	$13,231

Per Share Data
Shares outstanding at end of period	39,268,359	39,298,007	39,125,425
Average shares outstanding - diluted	39,021,208	39,021,008	39,325,938
Diluted earnings per share	$0.81	$0.62	$0.34
Dividends declared per share	$0.28	$0.28	$0.28
Dividend yield (annualized)	3.34%	4.51%	4.10%
Dividends paid to net income	34.40%	45.40%	83.52%
Book value	$29.75	$29.38	$30.06
Tangible book value (1)	$20.08	$19.71	$20.29
Market value	$33.50	$24.84	$27.32
Profitability Ratios (Annualized)
Return on average assets	1.42%	1.05%	0.61%
Return on average shareholders' equity	11.15%	8.35%	4.47%
Return on average tangible shareholders' equity (2)	16.78%	12.71%	6.82%
Pre-tax pre-provision income/ average assets(3)	1.89%	1.61%	1.65%
Efficiency ratio (FTE) (4)	51.47%	56.26%	52.89%
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S&T Bancorp, Inc.	S&T Earnings Release -	6
Consolidated Selected Financial Data
Unaudited

	2021	2020	2020
	First	Fourth	First
(dollars in thousands)	Quarter	Quarter	Quarter
ASSETS
Cash and due from banks, including interest-bearing deposits	$671,429	$229,666	$187,684
Securities, at fair value	817,299	773,693	799,532
Loans held for sale	12,794	18,528	7,309
Commercial loans:
Commercial real estate	3,284,555	3,244,974	3,442,495
Commercial and industrial	1,931,711	1,954,453	1,781,402
Commercial construction	460,417	474,280	396,518
Total Commercial Loans	5,676,683	5,673,707	5,620,415
Consumer loans:
Residential mortgage	881,245	918,398	988,816
Home equity	530,350	535,165	544,405
Installment and other consumer	80,646	80,915	79,887
Consumer construction	14,244	17,675	13,222
Total Consumer Loans	1,506,485	1,552,153	1,626,330
Total Portfolio Loans	7,183,168	7,225,860	7,246,745
Allowance for credit losses	(115,101)	(117,612)	(96,850)
Total Portfolio Loans, Net	7,068,067	7,108,248	7,149,895
Federal Home Loan Bank and other restricted stock, at cost	12,199	13,030	28,253
Goodwill	373,424	373,424	374,270
Other assets	373,767	451,308	458,553
Total Assets	$9,328,979	$8,967,897	$9,005,496

LIABILITIES
Deposits:
Noninterest-bearing demand	$2,539,594	$2,261,994	$1,702,960
Interest-bearing demand	976,225	864,510	962,937
Money market	2,002,857	1,937,063	1,967,692
Savings	1,036,927	969,508	836,237
Certificates of deposit	1,320,425	1,387,463	1,588,053
Total Deposits	7,876,028	7,420,538	7,057,879

Borrowings:
Securities sold under repurchase agreements	67,417	65,163	69,644
Short-term borrowings	—	75,000	410,240
Long-term borrowings	23,282	23,681	50,180
Junior subordinated debt securities	64,097	64,083	64,038
Total Borrowings	154,796	227,927	594,102
Other liabilities	129,877	164,721	177,264
Total Liabilities	8,160,701	7,813,186	7,829,245

SHAREHOLDERS' EQUITY
Total Shareholders' Equity	1,168,278	1,154,711	1,176,251
Total Liabilities and Shareholders' Equity	$9,328,979	$8,967,897	$9,005,496

Capitalization Ratios
Shareholders' equity / assets	12.52%	12.88%	13.06%
Tangible common equity / tangible assets (5)	8.81%	9.02%	9.21%
Tier 1 leverage ratio	9.71%	9.43%	10.03%
Common equity tier 1 capital	11.84%	11.33%	10.93%
Risk-based capital - tier 1	12.26%	11.74%	11.32%
Risk-based capital - total	13.93%	13.44%	12.73%
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S&T Bancorp, Inc.	S&T Earnings Release -	7
Consolidated Selected Financial Data
Unaudited

	2021		2020		2020
	First		Fourth		First
(dollars in thousands)	Quarter		Quarter		Quarter
Net Interest Margin (FTE) (QTD Averages)
ASSETS
Interest-bearing deposits with banks	$302,219	0.09%	$242,778	0.11%	$99,646	1.42%
Securities, at fair value	782,118	2.34%	726,535	2.43%	786,858	2.54%
Loans held for sale	6,360	2.83%	4,206	2.98%	1,867	3.76%
Commercial real estate	3,253,641	3.76%	3,269,109	3.77%	3,408,684	4.73%
Commercial and industrial	1,957,459	4.31%	2,012,774	3.95%	1,751,678	4.53%
Commercial construction	485,269	3.37%	481,136	3.42%	386,363	4.68%
Total Commercial Loans	5,696,369	3.91%	5,763,019	3.81%	5,546,725	4.66%
Residential mortgage	897,427	4.22%	936,735	4.29%	990,866	4.18%
Home equity	532,708	3.65%	537,201	3.66%	540,193	4.84%
Installment and other consumer	79,907	6.33%	80,849	6.43%	79,680	7.01%
Consumer construction	15,908	4.79%	16,154	4.21%	10,508	4.61%
Total Consumer Loans	1,525,950	4.14%	1,570,939	4.18%	1,621,247	4.54%
Total Portfolio Loans	7,222,319	3.96%	7,333,958	3.89%	7,167,972	4.64%
Total Loans	7,228,679	3.96%	7,338,164	3.89%	7,169,839	4.64%
Federal Home Loan Bank and other restricted stock	11,242	4.94%	14,545	3.97%	23,601	6.90%
Total Interest-earning Assets	8,324,259	3.67%	8,322,022	3.65%	8,079,944	4.40%
Noninterest-earning assets	756,273		802,037		687,382
Total Assets	$9,080,532		$9,124,059		$8,767,326

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing demand	$895,891	0.10%	$904,190	0.11%	$942,030	0.59%
Money market	1,968,779	0.19%	2,015,248	0.20%	1,993,764	1.27%
Savings	995,228	0.06%	956,438	0.07%	830,985	0.23%
Certificates of deposit	1,344,604	0.65%	1,423,727	0.93%	1,601,324	1.80%
Total Interest-bearing Deposits	5,204,503	0.27%	5,299,603	0.36%	5,368,103	1.15%
Securities sold under repurchase agreements	64,653	0.15%	50,607	0.25%	30,790	0.56%
Short-term borrowings	25,556	0.19%	75,728	0.22%	286,365	1.61%
Long-term borrowings	23,471	2.00%	40,986	2.43%	51,845	2.52%
Junior subordinated debt securities	64,088	3.09%	64,073	3.11%	64,195	4.40%
Total Borrowings	177,768	1.46%	231,394	1.42%	433,195	2.06%
Total Interest-bearing Liabilities	5,382,271	0.31%	5,530,997	0.40%	5,801,298	1.22%
Noninterest-bearing liabilities	2,538,149		2,441,129		1,776,453
Shareholders' equity	1,160,113		1,151,933		1,189,575
Total Liabilities and Shareholders' Equity	$9,080,532		$9,124,059		$8,767,326

Net Interest Margin (6)		3.47%		3.38%		3.53%

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S&T Bancorp, Inc.	S&T Earnings Release -	8
Consolidated Selected Financial Data
Unaudited

	2021		2020		2020
	First		Fourth		First
(dollars in thousands)	Quarter		Quarter		Quarter
Nonperforming Loans (NPL)
Commercial loans:		% NPL		% NPL		% NPL
Commercial real estate	$98,606	3.00%	$105,014	3.24%	$50,508	1.47%
Commercial and industrial	18,145	0.94%	23,337	1.19%	9,081	0.51%
Commercial construction	384	0.08%	384	0.08%	571	0.14%
Commercial loan held for sale	2,798	NM	—	—	—	—
Total Nonperforming Commercial Loans	119,933	2.11%	128,735	2.27%	60,160	1.07%
Consumer loans:
Residential mortgage	11,737	1.33%	13,008	1.42%	10,582	1.07%
Home equity	3,441	0.65%	4,935	0.92%	2,797	0.51%
Installment and other consumer	100	0.12%	96	0.12%	258	0.32%
Total Nonperforming Consumer Loans	15,278	1.01%	18,039	1.15%	13,637	0.83%
Total Nonperforming Loans	$135,211	1.88%	$146,774	2.03%	$73,797	1.02%
NM-Not Meaningful

	2021	2020	2020
	First	Fourth	First
(dollars in thousands)	Quarter	Quarter	Quarter
Loan Charge-offs (Recoveries)
Charge-offs	$6,532	$12,951	$11,445
Recoveries	(721)	(1,713)	(289)
Net Loan Charge-offs (Recoveries)	$5,812	$11,238	$11,156

Net Loan Charge-offs (Recoveries)
Commercial loans:
Commercial real estate	698	10,185	428
Commercial and industrial	4,913	412	10,265
Commercial construction	(1)	293	(2)
Total Commercial Loan Charge-offs (Recoveries)	5,610	10,890	10,691
Consumer loans:
Residential mortgage	71	68	19
Home equity	232	132	80
Installment and other consumer	(102)	148	366
Total Consumer Loan Charge-offs	202	348	465
Total Net Loan Charge-offs (Recoveries)	$5,812	$11,238	$11,156

	2021	2020	2020
	First	Fourth	First
(dollars in thousands)	Quarter	Quarter	Quarter
Asset Quality Data
Nonperforming loans	$135,211	$146,774	$73,797
OREO	1,620	2,155	3,389
Nonperforming assets	136,831	148,929	77,186
Troubled debt restructurings (nonaccruing)	29,983	29,289	36,054
Troubled debt restructurings (accruing)	17,916	17,460	15,189
Total troubled debt restructurings	47,899	46,749	51,243
Nonperforming loans / total loans	1.88%	2.03%	1.02%
Nonperforming assets / total loans plus OREO	1.90%	2.06%	1.06%
Allowance for credit losses / total portfolio loans	1.60%	1.63%	1.34%
Allowance for credit losses / total portfolio loans excluding PPP	1.72%	1.74%	NA
Allowance for credit losses / nonperforming loans	85%	80%	131%
Net loan charge-offs (recoveries)	$5,812	$11,238	$11,156
Net loan charge-offs (recoveries)(annualized) / average loans	0.33%	0.61%	0.63%
NA = Not Applicable

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S&T Bancorp, Inc.	S&T Earnings Release -	9
Consolidated Selected Financial Data
Unaudited
Definitions and Reconciliation of GAAP to Non-GAAP Financial Measures:

	2021	2020	2020
	First	Fourth	First
	Quarter	Quarter	Quarter

(1) Tangible Book Value (non-GAAP)
Total shareholders' equity	$1,168,278	$1,154,711	$1,176,251
Less: goodwill and other intangible assets, net of deferred tax liability	(379,911)	(380,278)	(382,397)
Tangible common equity (non-GAAP)	$788,367	$774,434	$793,854
Common shares outstanding	39,268	39,298	39,125
Tangible book value (non-GAAP)	$20.08	$19.71	$20.29

(2) Return on Average Tangible Shareholders' Equity (non-GAAP)
Net income (annualized)	$129,378	$96,181	$53,216
Plus: amortization of intangibles (annualized), net of tax	1,464	1,853	2,008
Net income before amortization of intangibles (annualized)	$130,842	$98,034	$55,224

Average total shareholders' equity	$1,160,113	$1,151,933	$1,189,575
Less: average goodwill and other intangible assets, net of deferred tax liability	(380,144)	(380,734)	(379,790)
Average tangible equity (non-GAAP)	$779,969	$771,199	$809,785
Return on average tangible shareholders' equity (non-GAAP)	16.78%	12.71%	6.82%

(3) PTPP / Average Assets (non-GAAP)
Income before taxes	$39,178	$29,880	$15,998
Plus: Provision for credit losses	3,137	7,130	20,050
Total	42,315	37,010	36,048
Total (annualized) (non-GAAP)	$171,611	$147,235	$144,984
Average assets	$9,080,532	$9,124,059	$8,767,326
PTPP / Average Assets (non-GAAP)	1.89%	1.61%	1.65%

(4) Efficiency Ratio (non-GAAP)
Noninterest expense	$45,580	$48,528	$46,391
Less: merger related expenses	—	—	(2,342)
Noninterest expense excluding nonrecurring items	$45,580	$48,528	$44,049

Net interest income per consolidated statements of net income	$70,659	$69,929	$70,036
Plus: taxable equivalent adjustment	664	725	849
Net interest income (FTE) (non-GAAP)	71,323	70,654	70,885
Noninterest income	17,236	15,609	12,403
Less: net (gains) losses on sale of securities	—	—	—
Net interest income (FTE) (non-GAAP) plus noninterest income	$88,560	$86,263	$83,288
Efficiency ratio (non-GAAP)	51.47%	56.26%	52.89%

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S&T Bancorp, Inc.	S&T Earnings Release -	10
Consolidated Selected Financial Data
Unaudited

	2021	2020	2020
	First	Fourth	First
	Quarter	Quarter	Quarter

(5) Tangible Common Equity / Tangible Assets (non-GAAP)
Total shareholders' equity	$1,168,278	$1,154,711	$1,176,251
Less: goodwill and other intangible assets, net of deferred tax liability	(379,911)	(380,278)	(382,397)
Tangible common equity (non-GAAP)	$788,367	$774,434	$793,854

Total assets	$9,328,979	$8,967,896	$9,005,497
Less: goodwill and other intangible assets, net of deferred tax liability	(379,911)	(380,278)	(382,397)
Tangible assets (non-GAAP)	$8,949,068	$8,587,618	$8,623,100
Tangible common equity to tangible assets (non-GAAP)	8.81%	9.02%	9.21%

(6) Net Interest Margin Rate (FTE) (non-GAAP)
Interest income	$74,781	$75,548	$87,589
Less: interest expense	(4,122)	(5,619)	(17,553)
Net interest income per consolidated statements of net income	70,659	69,929	70,036
Plus: taxable equivalent adjustment	664	725	849
Net interest income (FTE) (non-GAAP)	$71,323	$70,654	$70,885
Net interest income (FTE) (annualized)	$289,253	$281,080	$285,098
Average earning assets	$8,324,259	$8,322,022	$8,079,944
Net interest margin (FTE) (non-GAAP)	3.47%	3.38%	3.53%

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